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                                                                       EXHIBIT 5

                   [PATZIK, FRANK & SAMOTNY LTD. LETTERHEAD]


                                January 7, 2000


Board of Directors
CDW Computer Centers, Inc.
200 North Milwaukee Avenue
Vernon Hills, Illinois  60061

     Re:  CDW COMPUTER CENTERS, INC. REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have acted as special counsel to CDW Computer Centers, Inc., an Illinois corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, together with a "reoffer prospectus" prepared in accordance with the requirements of Form S-3, and Exhibits thereto (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on January 7, 2000. The Registration Statement relates to the acquisition, reoffer and resale by two officers of the Company of 100,000 shares of the Company's common stock (par value $.01 per share) subject to stock options under Nonstatutory Stock Option Agreements (the "Common Stock"). We have reviewed such records, documents and matters of law as we have considered relevant for the purpose of delivering this opinion.

     In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, the shares of Common Stock, when acquired pursuant to the exercise of stock options subject to the terms of the Nonstatutory Stock Option Agreements, and when sold in the manner contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We do not find it necessary for the purpose of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Stock.







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                   [PATZIK, FRANK & SAMOTNY LTD. LETTERHEAD]

Board of Directors
January 7, 2000
Page 2


     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

     We hereby consent to the inclusion in the Registration Statement of this opinion and to the references to our firm under the caption "Validity of Common Stock" in the prospectus filed with the Registration Statement.

                                Very truly yours,



                                PATZIK, FRANK & SAMOTNY LTD.


CIB/jc